EXHIBIT 23.5



            [LETTERHEAD OF MORTEN BEYER AND ASSOCIATES]



                                                 September __, 1996



Continental Airlines, Inc.
2929 Allen Parkway
Suite 2010
Houston, TX  77019

Re:   Registration Statement on Form S-4 of Continental Airlines,
      Inc.

Ladies and Gentlemen:

      We consent to the reference to our name in the text under the heading "Prospectus Summary - Equipment Notes and the Aircraft," "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of Aircraft" and "Description of the Aircraft and the Appraisals" of the above-captioned Registration Statement and to the summary contained in the text under such headings of the reports prepared by us with respect to the Aircraft referred to therein.

                                 Sincerely,



                                 /s/ Clinton B. McCutcheon
                                 -------------------------
                                 Clinton B. McCutcheon
                                 Executive Vice President


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